UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2023 (May 4, 2023)

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 771-6700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On May 1, 2023, to advance funds used for work on its Bolingbrook facility which are expected to be reimbursed by its landlord, Nanophase Technologies Corporation (the “Company”) entered into another promissory note (the “Note”) in favor of Beachcorp, LLC in the amount of $1,750,000 with an interest rate of the prime rate plus 0.75%. The note matures on September 30, 2023, provided, however, the Company will prepay the Note to the extent of any reimbursements received from its landlord. The Note is secured by all the unencumbered assets of the Company. Beachcorp, LLC is an affiliate of Mr. Bradford T. Whitmore, who beneficially owns a majority of the Company’s common stock and is the brother of Ms. R. Janet Whitmore, a director of the Company and the chair of the Company’s board of directors.

This Item 1.01 is qualified in its entirety by reference to the complete text of the the Note, which is filed as an exhibit to this current report on Form 8-K.

Item 2.03     Creation of a Direct Financial Obligation.

Item 1.01 of this current report on Form 8-K is incorporated into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit	Description
10.1	Promissory Note, dated May 1, 2023, made by Nanophase Technologies Corporation and payable to the order of Beachcorp, LLC to evidence borrowings in a principal amount of up to $1,750,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2023

NANOPHASE TECHNOLOGIES CORPORATION

By:	/s/ JESS JANKOWSKI
	Name:	Jess Jankowski
	Title:	Chief Executive Officer